UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of ChemoCentryx, Inc. (the “Company”) approved and awarded stock options to the executive officers listed below (the “Named Executive Officers”) under the Company’s 2012 Equity Incentive Award Plan. The exercise price per share of such stock options is $14.31, the closing price per share of the Company’s common stock on July 24, 2012. Twenty-five percent of the total number of shares of common stock subject to each Named Executive Officer’s option will vest on July 1, 2013, and 1/48th of the total number of shares of common stock subject to such option will vest monthly thereafter, subject to such Named Executive Officer’s continued employment or service relationship with the Company on each such vesting date.

The stock options are as follows:

Name	Title	Stock Options

Thomas J. Schall, Ph.D.	President and Chief Executive Officer	485,088

Markus J. Cappel, Ph.D.	Chief Business Officer and Treasurer	123,156

Susan M. Kanaya	Senior Vice President, Finance, Chief Financial Officer and Secretary	121,166

Juan C. Jaen, Ph.D.	Senior Vice President, Drug Discovery and Chief Scientific Officer	110,664

Petrus Bekker, M.D., Ph.D.	Senior Vice President of Medical and Clinical Affairs	104,289

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.
Date: July 27, 2012

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary